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                                                               FINAL TRANSCRIPT








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   CONFERENCE CALL TRANSCRIPT

   ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS CONFERENCE CALL

   EVENT DATE/TIME: FEB. 13. 2008 / 11:00AM ET




















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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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CORPORATE PARTICIPANTS

 LISA CRADIT
 L-1 Identity Solutions - Financial Dynamics-IR

 BOB LAPENTA
 L-1 Identity Solutions - Chairman, President, CEO

 JIM DEPALMA
 L-1 Identity Solutions - EVP, CFO



CONFERENCE CALL PARTICIPANTS

 LOUIS SARKES
 Chesapeake Partners - Analyst

 JEFF KESSLER
 Lehman Brothers - Analyst

 MARK STRAUSS
 JPMorgan - Analyst

 GREG WOWKUN
 Banc of America Securities - Analyst

 KEITH LAROSE
 Bradley, Foster & Sargent - Analyst

 TIM QUILLIN
 Stephens Inc. - Analyst

 PETER BARRY
 Bear, Stearns & Co. - Analyst

 JEREMY GRANT
 Stanford Group Company - Analyst

 MATTHEW MCKAY
 Jefferies & Co. - Analyst

 BRIAN RUTTENBUR
 Morgan, Keegan & Company - Analyst



PRESENTATION

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OPERATOR

Good morning. My name is Coretta and I will be your conference operator today. At this time, I would like to welcome everyone to the L-1 Identity Solutions fourth quarter and full year 2007 results conference call. All lines have been placed on mute to prevent any background noise. After the speakers' remarks, there will be a question-and-answer period. (OPERATOR INSTRUCTIONS). This call will last approximately one hour.

Thank you. It is now my pleasure to turn your call over to your host, Ms. Lisa Cradit.

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LISA CRADIT  - L-1 IDENTITY SOLUTIONS - FINANCIAL DYNAMICS-IR


Good morning and thank you for joining us either by phone or via the Internet for L-1 Identity Solutions' 2007 fourth-quarter and full year financial results conference call.


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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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Statements that representatives of L-1 Identity Solutions make during this morning call that are not historical facts are forward-looking statements made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's current beliefs and assumptions that involve inherent risks and uncertainties. Any statements made today about future expectations or results are necessarily only estimates. Actual results could differ materially from any forward-looking expectations. Factors that may cause differences between forward-looking expectations and future actual results are fully described in the Company's SEC filings. The Company expressly disclaims any obligation to revise or update any forward-looking statements.

Representatives of L-1 plan to use a number of defined financial terms during this mornings call, such as adjusted EBITDA, pro forma organic growth and unlevered free cash flow. Please refer to the Company's earnings press release issued this morning for further definition and context on use of these terms.

With that, I will call over to Bob LaPenta.

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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Thanks, Lisa. Good morning, everyone, and thanks for participating in L-1's fourth-quarter and full year '07 results conference call. I will talk a little bit about the quarter and the year and spend most of my time on the backdrop, some of the opportunities we are working on. Jim will take you to the detail in the numbers and then we will open it up for Q&A.

Fourth quarter, we had a very good quarter profitwise. Revenue came in a little light. That resulted from the fact that we had anticipated winning Panama and having about $3 to $4 million of revenue in the fourth quarter on that program. As you read, we were successful in winning that program and there will be revenue in the first quarter. It is an important win for us.

We had another program with a customer in the Middle East for HIIDEs. That program we expected to get some revenue in the fourth quarter. It didn't happen. We're still working on that program. The final statement of work has been written. Total negotiations are complete and basically we are just waiting for a go-ahead on that program. In order to preclude any further slips and downside in the numbers, we took that out of our first-quarter forecast, so should that come in, that represents upside.

As far as profit, we had a very good profit quarter, represents a favorable mix in software and we are constantly seeing more opportunities in software and IP. We had good cash flow in the quarter of $23 million and actually, it could have been almost 30. There was a Department of State receivable that we collected I think in the first week in January for almost $7 million. We thought we would get that in the fourth quarter. The Department of State has changed the way they process invoices, resulting in a slight delay, but again, very strong cash flow.

If I take a quick look at the year and step back and see what we accomplished, I can only say that it has been very, very successful year for L-1. We had organic growth in excess of 26%. We had free cash flow, unlevered, of $40 million plus and EBITDA of $60 million. We made great progress in our divisions, cooperation and synergies. In fact, at year-end, we have over $300 million in outstanding bids for multi-divisional programs. This is a great accomplishment and with a company as well integrated as L-1, the synergies in the divisions with our end-to-end solution, this is really a key to our success and I am happy to say that I saw tremendous progress in the synergies and interdivisional programs.

We made great progress in international marketing. Sales were up over 87% to $28 million. We beefed up our marketing team and they are working well with all of our divisions. We made great progress in Washington. There is good coordination between all of our divisional marketing people working all of our multidivisional opportunities.

We had a good year in IR&D. We produced a new document authentication product at Viisage. We're ruggedized our IBIS and 4100 products at Identix and we developed a new palm device that we have great expectations for in '08. We think this is going to be a great device. Pretty much our competitor has had it by himself. We think this is going to represent good upside for us in '08.

We had successful acquisitions in '08. ACI, a nice company that we acquired about three-quarters of the way through the year. They were recently successful in winning a $50 million contract that we recently announced. A nice program and they're going to have good organic growth. It gives us great capability in NSA secure networking and system design. McClendon, another recent acquisition, good growth prospects. A good position in NGA and this, I think, continues our strategy of building in our intelligence market where we believe there is going to be great opportunities going forward and it represents a key component of Identity Solutions going forward.


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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
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We recently announced Bioscrypt. That acquisition is moving forward. We hope to complete that by the end of February. We have already seen very nice synergies in that business. We have a restructuring plan already in place. We expect to have 90% of it completed. We're excited about the management. We are already working well together. What this does, basically, is take all of our ID capabilities, the enrollment, our modalities, our software, everything that we put together, and brings it out into the marketplace. It also gives us a presence in health care and the financial community. We think there are going to be good synergies and really an unknown benefit here, one we have really talked a lot about, is we're picking up 3-D facial, which we think is going to be a key component in the facial markets and gives us the ability to do facial at a distance. So we are excited about Bioscrypt. We are working well together and we're looking forward to completing that transaction. In '07, we won key awards on the 4100. We shipped over 5000 of these units during the year. We continued on our strategy of working with the departments of motor vehicle across the country. We have a marketing plan in place and we are working with them to get them some of the money that has been set aside for Real ID. There are some competitions that are ongoing, new competitions that are coming up, so we are comfortable and, frankly, optimistic about our position in the driver's license market.

All of our divisions are poised for growth and profitability in '08 and I'll talk a little bit more about that in a minute. We also are close -- and you know that when we acquired Iridian, we also acquired a lawsuit with LG. That has been going on for a number of years. We've been spending over $1 million a month in legal fees on that litigation. I am happy to report that we have made significant progress there and we believe that in the not-too-distant future, we're going to have a handshake and we're going to have a settlement that I think both parties are considering very favorable. So we're going to look LG to become somewhat of a partner of ours and we are excited about the possibility of having that long, expensive litigation behind us.

A disappointment came right after the end of the year in our loss of the PASScard program. I would be less than honest if I told you this was not an important program for us. This had all of the classic mistakes you make when you have engineers get together and have them produce a great solution. I believe we produced the best solution in this competition. And that was not a winning strategy. We were underbid substantially on this program. We did not bid it with a lot of profit. We did not have it in our numbers and had we won, it would not have been a profitable program. But it is a program that I think had a lot of visibility. We were favored to win and in hindsight, the lessons learned here is, you know, you've got to be closer to your customer. You have got to understand that when you bid, it's not the best solution that wins, it's the one that meets the customer requirements. So that was a program that we considered to be a major disappointment at the end of the year. Again, it wasn't in our numbers for next year and we didn't have any profit, even if we had won the program, so I can only tell you that I don't think there's a lot of profit in there for the winner either.

Going into '08, we have very good momentum. We have a backlog of $715 million versus $500 million last year. That is an increase of over 43%. As we indicated in our release, we have had recent awards of over $60 million and that doesn't include an award that we were notified of yesterday and an enrollment opportunity of between eight and $10 million. So there's a lot of positive momentum in the business and if you just step back, everybody post 9/11 has had a lot of hope, there was a lot of excess expectations in the space. Everybody expected the programs to instantly move forward. Well, it has been about five or six years, but I could tell you one thing, the bidding activity and the program momentum has never been greater. At year-end, we have over $750 million of bids outstanding. And we believe we are positioned well on a lot of those opportunities.

So both domestically and internationally, we see a lot of momentum and we are encouraged about all of the opportunities that we are currently participating in. First-quarter we're going to have a slow start and as I indicated, we took out that Middle East order from the first quarter. We think it will happen, may happen in the first quarter, may happen in the second quarter. Both us and our customer have put a tremendous amount of effort into this potential program. It is an important program for us, opens up a whole new customer base and we think we are going to be successful in bringing this one in.

Next year we are targeting, as was our model, over 20% organic growth and I'm going to give you a little bit more color. All of our divisions -- and we recently completed a very detailed budgeting process that we go through -- and all of our divisions have good momentum and they are all profitable with very strong cash flow. So to give you a little color on what this looks like, Viisage in '07 did about $83 million. Next year, without any major wins, they're going to do over $100 million. There's great momentum in the passport business. We're doing well in driver's license. We are bidding on international opportunities with some of our other divisions. We think we are well-positioned, but again, without any significant win, either in the driver's license or an international opportunity, we're going to do over $100 million at Viisage. SpecTal did about $78 million last year. They're going to do over $100 million, very profitable next year. Again, without any new significant win's, this reflects a major win that we have last year that was not -- still not able to talk about, but suffice it to say, we have hired about 160 people over the past two months, so their run rate is currently running at that $100 million level.

IBT had some very nice wins last year. They had another good one yesterday. Their revenue is going to go from about $58 million to $75 million plus, again, without any incremental or significant wins. They have good momentum in Texas. We're building up our capability in Canada and this really doesn't reflect any


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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
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opportunity on the transportation worker identity program, where I think we all know that program now has gone from a requirement -- or potential of 750,000 port workers to over 1.5 million. Now, for those of you that don't know, we're partnered with Lockheed on that program and our deal on that is any additions onto that program beyond port workers, we share 50% and we provide all of the hardware on all of those new opportunities. So we think we are well-positioned on that new program. I think as you know, that program is slated to add all of the additional transportation workers and we think, ultimately, it will and any initiatives on the illegal immigrant front, so that could be a very large program for us.

Identix -- this is without their enrollment business, which is probably another 20, $25 million, last year did about $76 million. We believe they will do over $95 million next year. They are well-positioned on a number of international programs. We are happy to see them win Panama, but there are a number of other opportunities that we believe we are well-positioned on in Paraguay. We believe we are well-positioned in Mexico, Argentina and some large international opportunities. So they have good momentum. They are doing very well and we expect to have a good year out of Identix next year.

McClendon, again, I mentioned there's good organic growth there. On a pro forma basis, it did about $40 million in '07. We expect them to do over $50 million next year. ACI, pro forma about $50 million in '07. We expect them to do north of over $60 million next year. That reflects some of the -- our recent $50 million plus win. We did announce that, right?
Did we make it, or we just talked about it in our press release?

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UNIDENTIFIED COMPANY REPRESENTATIVE

Talked about it in our press release.

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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Okay, good. Then we have SecuriMetrics. I tell you, I'm very excited about this company and its prospects in HIIDE and in future generations of HIIDE. We came into the year with overt $8 million of funded customer R&D. We're developing next generation HIIDE products and we are currently developing a product called Super HIIDE, which will really revolutionize the space.

There's over $34 million of funding in the DoD budget and there are large international opportunities that we are currently working on. One of them is the opportunity that I addressed in the Middle East. The problem with it is it's a lumpy and their sales can go from $3 million in one quarter to $25 in the next. And that's why you are seeing a relatively modest revenue forecast for the first quarter. So our forecast -- our revenue could be $115 million in the first quarter. It could be $130 million in the first quarter. I don't know.

If you just step back, when you look at our business, you look at L-1 and where we are today, I believe we have created the number one identity solution company in the United States and probably in the world, but we're a growth company in a growth market where there are very lumpy opportunities. They are gamblers. They are not people that we welcome as shareholders with us. We would like to invest in us for the long-term and we have a long-term plan. We expect -- and our plan is very clear. We have a very clear vision for where we are going -- by 2010, we think we're going to be a company that is running in excess of $900 million and we're going to come out of the year at a $1 billion run rate. And with just a normal EBITDA margin, without an increased mix of IP or software, we think we will be doing $130 to $140 million in EBITDA. That is our goal. That's where we think we're going.

We achieve that by 20% organic growth annually and a couple hundred million dollars of acquisitions. So all of us here in L-1 at corporate in our divisions have a game plan. We are executing it and that's how we would like to be measured. So, going beyond that, the acquisition pipeline is full. We're looking at some significant opportunities. We think we're making progress on two large opportunities that I really can't talk about, but if we are successful, they are going to bring the Company to even another level. I think they're going to be game-changing type combinations and I hope we are successful in completing at least one of them.

Relative to financing, we ended the year with about $250 million of net debt. We think we have dry powder without free cash flow next year of over $100 million. That includes an extension on our line of credit of about $25 million by a bank that is committed to doing that. And we're going to have free cash flow next year -- what was that number? About 60 to $65 million. So we think we are well-positioned to continue on the acquisition program.

Again, I think to summarize, we think we are well-positioned going into '08. We're going to have good organic growth. We're going to be very profitable and we're going to continue on our strategy of being the number one company in end-to-end identity solutions in the world. With that, I will turn it over to Jim to give you more detail and color on the numbers.


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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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JIM DEPALMA  - L-1 IDENTITY SOLUTIONS - EVP, CFO

Thank you, Bob. At the risk of being somewhat redundant, let me just go over the fourth quarter. As Bob indicated, it was a successful quarter in several important areas, despite several timing challenges. Positive organic growth and profitability, particularly in the biometric solution business, highlighting the effectiveness of our market-leading solutions and multimodal strategy, resulting in EBITDA over $21 million on revenue of $114 million, 19% margin. Healthy bookings and key wins in our intel services segment, which will position those businesses for an outstanding year in 2008. SpecTal, as Bob noted, continues to do an exceptional job winning new projects and gaining market share.

Significant free cash flow combined with the growing backlog, again somewhat redundant, but free cash flow for the quarter was in excess of $23 million despite planned inventory increases and a delay in certain collections as Bob noted, until just after the new year. Backlog at December 31, 2007 approximated $715 million, up from $500 million a year ago and it's sort of across the board. We expect to get 70 to 75% of our revenue out of backlog in 2008 and despite some lumpiness in our business because of -- from quarter-to-quarter on some of our solutions, we do have a good, stable revenue base on a month-to-month basis.

The press release details our results for the fourth quarter and full year. Reported results for the fourth quarter 2007 include acquisitions closed after December 31, 2006, including CommetiX, ACI and McClendon.

On a reported basis, revenue was, again, $114 million for the current quarter, compared to $76 million for the same quarter last year, or an increase of approximately 50%. On a same-store basis, our businesses, excluding the recently acquired companies, grew by 11%, with significant growth in our biometric solutions and our SpecTal division. This was offset by lower fingerprinting service volume due to temporary customer delays, principally in Michigan and Texas. Other key items were Viisage's federal business, which includes passports, common access cards and related services, increased by 50% to approximate $12 million in the fourth quarter.

Multimodal biometric devices and software solutions increased by approximate 40% to $16 million, led by HIIDE and PIER shipments during the quarter. Intel services, led by SpecTal, grew to approximately $43 million as compared to just under $17 million on a reported basis. On a pro forma basis, SpecTal alone grew by over 20% to $20 million in the quarter compared to the same period last year.

While well-positioned for substantial growth, future growth, Identix, IBT and CommetiX, overall, showed solid growth for the quarter, but were impacted by activities which will carryover to 2008. Panama was mentioned by Bob.

Gross profit margin, our reported gross margin for the quarter was 33%, compared to 36% in the prior year, due to a slightly higher amount of revenue from funded research and development, which reflect lower gross margin. Excluding non-cash charges primarily amortization of intangibles, our margin for the quarter was 40% -- 41%. So on a cash basis, we're generating terrific margins, both at the Solutions division and Services division.

Our operating expenses for the quarter were 26% compared to 28% in the prior year, reflecting the shifts of costs -- the cost of goods sold for funded research and development and other reduce costs. Excluding stock based compensation, operating expenses approximated 22%, reflecting increased operating leverage. As a result of the aforementioned, EBITDA for the quarter exceeded $21 million, compared to $16.7 million on a pro forma basis, or an increase of 26%.

Other items of note, Bob mentioned our current debt. Interest expense for the quarter was $3.5 million related to our convertible notes and borrowings under our credit facility. The convertible portion was approximately $2 million. As you know, that is an interest rate of approximate 3.75% and our revolver is just under 5%. So the convertible was $2 million, with the balance representing interest on our revolver, which Bob noted, we paid down $20 million in the quarter.

We recorded a tax benefit of approximately $28 million during the quarter, reflecting the reduction of the deferred tax asset valuation allowance of $24.5 million and the reversal of the provision for income taxes of $3.3 million recorded in the first three-quarters of 2007. While this is a onetime credit, this represents an important milestone confirming our long-term strategy and comfort in our ability to generate significant future operating cash flow and as a result, effectively utilize our significant net operating carryforward losses, which aggregate approximately $500 million. During the quarter, we also recorded a onetime asset impairment charge of $5 million related to certain amortizable intangibles. As you know, we review all of our intangibles and goodwill on an annual basis.


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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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Weighted average shares outstanding was approximately 77 million. The increase in the number of shares outstanding of approximately five million reflects the inclusion of our convertible debt shares and this is going to be unique to this particular quarter. On a go forward basis, we expect the average to approximate 73 million shares.

Balance sheet -- just a point here, in the press release that went out, inventory was noted $22.534 million. We made a last midnight change, a reclass. The numbers should be $21.534 million, so I just wanted to bring that to your attention.

Accounts Receivable increase primarily relates to acquisitions, $9 million of the increase relates to fourth-quarter growth and the existing businesses. And as Bob mentioned, seven to $8 million of that receivable was collected right after the beginning of the year. Planned inventory increases of $11 million to address backlog requirements at Identix and SecuriMetrics, deferred tax asset reflects a tax benefit of a portion of the net operating loss carried forward. In addition to this item, as noted, we have significant amortizable goodwill tax deductions which can be used. So while we're going to be in a position where we would "have taxable income," it will be the sheltered from our net operating loss carryforwards and our amortizable goodwill.

Just a couple of other points on the balance sheet. The goodwill increase relates to the acquisitions, $50 million on ACI, roughly $50 million on McClendon and $17 million related to CommetiX.

Other assets increased by $5.5 million primarily relates to our deferred financing charges. Accounts payable, just the normal accruals and the increase is because of the acquisitions. And as Bob denoted, the total debt of $259, the increase mostly related to our convertible debt.

That's all I have for the quarter. Again, we are here if there are any questions and back to Bob.

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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Okay, at this point, Lisa, we will open it up to questions.



QUESTION AND ANSWER

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OPERATOR

(OPERATOR INSTRUCTIONS) Louis Sarkes, Chesapeake Partners.

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LOUIS SARKES  - CHESAPEAKE PARTNERS - ANALYST

Bob, I had -- first off, just to clarify, you anticipate 60 to $65 million of free cash flow, so next year, but I'm assuming next year being -- is 2008, correct?

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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

'08, that's correct.

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LOUIS SARKES  - CHESAPEAKE PARTNERS - ANALYST

Okay, my two -- my question and my follow-up are these -- you talked about there are two potential large opportunities out there that could be game-changers. Is it possible that you could see doing both, or is it more likely that's one or the other?


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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Right now, we have a number one and number two target. I'd say if we do one, the probability drops of doing two, but it is possible depending on what the situation is and how things are if we get to that final stage.

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LOUIS SARKES  - CHESAPEAKE PARTNERS - ANALYST

My other question is if you could just -- and it's more of a bigger picture question -- is for the $60 million of free cash flow, what you see as priorities for deployment of that? Is it acquisitions or are there other uses?

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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Well, we are fortunate in that this is not a business that requires a lot of working capital, so we would look to pay down debt or use it redeploy in acquisitions.

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LOUIS SARKES  - CHESAPEAKE PARTNERS - ANALYST

Okay, thank you very much.

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OPERATOR

Jeff Kessler, Lehman Brothers.

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JEFF KESSLER  - LEHMAN BROTHERS - ANALYST

Firstly, could you go into a little more detail on the two contracts that have kind of just crossed the transom, one on Panama and one on the IBT enrollment contract of eight to $10 million?

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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Yes, the Panama was a contract that we actually won early on in the fourth quarter and that's why we had it in our forecast. And it was protested, we won it again and then there was a tremendous amount of political activity. This was a good win for us, because it is an election, ABIS-type program. As you know, deployments and credibility in ABIS are really what we need to do to start being able to address the larger ABIS/AFIS type opportunity. So, we think this is a key win. We won it against a very credible competitor and we are going to be performing on this program over the next three to four months. In fact, we probably have about 1.5 million, $2 million of sales in this quarter and we are probably delivering that as we speak.

So it's a nice software and gets us a position in that country. We think Latin America is going to be a good opportunity for us this year. We are well-positioned on four or five opportunities that I don't want to go into a lot of detail on for competitive reasons, but we've got a terrific marketing person there. He works well with the divisions. He works well the customers. We have good partners and we're excited about that opportunity.

On the IBT, there was a bid for a state program. It is eight to $10 million. We defeated, again, a formidable competitor and it's for a states employee enrollment and background checks. IBT this year without any new wins will probably do 1.3 to 1.4 million enrollments. We have a base of over 530 to 540 enrollment sites. We're looking to enhance the revenue potential in those sites by maybe doing passports or something in those sites, so IBT is really doing well. Their revenues are ramping up and we think there are three or four more wins that they could possibly have this year and, again, that upside is really not reflected in their numbers.

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JEFF KESSLER  - LEHMAN BROTHERS - ANALYST

As my follow-up, on PASScard, I realize that PASScard was a disappointment to you and maybe, obviously, you learn how to market, particularly against the large guys, a little bit better as you guys go on. The question is, is what we're seeing, though, that as Real ID begins to gain some traction, I know it has had a lot of troubles, particularly in the press, but it does appear to be gaining some traction in a number of states and I'm not just talking about the


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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
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state of Washington, where they actually want to go to licenses and do away with any PASScard. Do you see the possibility of actually the Real ID program becoming a more profitable program for you know and a bigger program for you than PASScard could have been? Can you participate in that program in a way that you are going to make a lot of money as opposed this one program that you've lost that probably wasn't going to be that profitable?

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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

That's a good question, Jeff, and I'd just like to go back to your first one. We know how to bid against the big guys. And when we talk about lessons learned, you know, things happen on different procurements. We were favored to win that and we thought we really knew what the customer wanted. We did not bid a very low-end solution. We bid a solution that the card was going to last ten years. It had great technology in it. It was not going to be able to be spoofed. Privacy was a big consideration in making the award.

What we did not do and the lesson learned here is the engineers cannot be as prominent in producing the solution and the marketing has got to be on top of the customer. That is not bidding against the prime. That is bidding against anybody. Its basic marketing and a lesson is learned and every once in a while, you've got to get a slap in the face and gets reenergized and focused. So that happened on the program.

Having said that, that program -- many people have different opinions about it. We -- you know, if you talk to Frank Moss, who is a consultant to us and really the father of e-passport, he doesn't think that PASScard program is going to gain any traction at all. He thinks most people are going to go for a passport, because with another $25 or so, you can go anywhere and do anything. So, again, we didn't have it in our revenue. We didn't have it in our profit, but it was a program that we wanted to win just because it's high profile and we wanted to have all of these programs in the Department of State.

So again, I don't want to dwell on it, but our divisions need to learn, so have we learned a lot from this exercise. Relative to Real ID, I think that's one that we're doing right. We have a very detailed gameplan. We're going to customers. We are working with them to produce applications for getting some of the money that has been put aside for Real ID implementation. I think, ultimately, every state, regardless of what they say, is going to comply and participate in this program. We think it provides good upside for L-1, because it is really almost like producing a clean slate. In other words, what was in the past is not necessarily what will be in the future. And with our end-to-end capabilities in house, we think going to these customers, showing them a new roadmap on a clean piece of paper is going to work to our advantage. Again, there are no guarantees. The competition is very tough here. There is a lot more competition coming into the space. Virginia was recently won by Canadian Bank Note. We think there are going to be other players in the space, so it is a competitive market.

But having said that, we think with our software, with our modalities, with our end-to-end solutions, we are going to be able to produce profitable driver's license business. The model here is you win the program, hopefully. You install a facility and the equipment and then basically it's a consumable business that is very high in actual cash margins. So it is a good business right now and we look forward to growing it.

--------------------------------------------------------------------------------
JEFF KESSLER  - LEHMAN BROTHERS - ANALYST

Thank you very much.

--------------------------------------------------------------------------------
OPERATOR

Paul Coster, JPMorgan.

--------------------------------------------------------------------------------
MARK STRAUSS  - JPMORGAN - ANALYST

Mark Strauss on behalf of Paul. With a focus more on multimodal solutions, where can we expect you to exit 2008 on gross and operating margins? Then what would your long-term target be?

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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

We really don't talk about targets in detail, but I could tell you what we're seeing is an increased mix of IP and software and if that mix continues, we would expect our gross margins to increase. Now again, I have said this often, gross margin for us is a little misleading, because about half of our business


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CONFERENCE CALL
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is intel and there's very little below the line there. There is no capital investment, no big investment in sales, marketing and R&D. So a 25% gross margin in intel-type work yields maybe 15% on the bottomline. That is probably equivalent to a 45% gross margin in the biometric/products space.

So again, I would expect our gross margins to continue to improve. In our multimodal space we are -- part of what I talked about, right now, we have over $750 million in bids outstanding. A large number -- and I haven't added it up -- is in software and so we are very encouraged by that, because as you know, the gross margin in software applications is very high.

I am also encouraged -- and I talked to little bit about SecuriMetrics and the progress we're making in developing next generation and the Super HIIDE product. IP is going to be a big part of their profit. So you could see a scenario next year where -- right now, there's about $34 million in the budget for HIIDE or expansion module-type purchases. They're bidding on -- they have opportunities in BISA, day worker and international opportunities. But their biggest upside, I think, is in IP, where they could actually record substantial profit in selling iris template licenses and that really -- I am more excited about profit than I am about sales. So I think SecuriMetrics is well positioned to have a very good year.

--------------------------------------------------------------------------------
MARK STRAUSS  - JPMORGAN - ANALYST

Great, thanks. One more if I could. I presume that a maturity of the states are going to file for an extension with Real ID. What are you guys modeling as far as a timeframe of when we're going to start seeing significant revenues from that?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

We have not put any significant revenues from Real ID in our forecast. We're going to be -- if we win of state, hopefully, for the most part, it will be upside. Obviously we're looking to win one or two to continue our growth into next year. But there is virtually zero in our forecast for this year.

Same thing with HSPD-12. We also have no revenue in our forecast for NGI. We read about the recent win yesterday. We hoped to get a position on that program with Lockheed Martin, don't know who is going to make the final selection relative to the biometrics components on that, but I can tell you the FBI knows our technology. They have spent a lot of time at our research facility in Jersey City, so we look forward to being a partner with Lockheed on the program, but we don't have any revenue our profit.

Similar with a program called, depending on whose bidding it, GoldenEye or Starfish, our ACI division is working with Lockheed on a program called GoldenEye. SpecTal is working with Northrop Grumman on a program called Starfish. We are bidding that -- that's a program that used to -- I am not even sure we could use the name, but it is a large agency program for a database that could ultimately grow to two, three, 400, 500 million records, so we bid to all that are primes on that, but we don't have any IP template sales or revenue in our forecast for those programs.

--------------------------------------------------------------------------------
MARK STRAUSS  - JPMORGAN - ANALYST

Okay, appreciate it. Thank you very much.

--------------------------------------------------------------------------------
OPERATOR

Greg Wowkun, Bank of America Securities.

--------------------------------------------------------------------------------
GREG WOWKUN  - BANK OF AMERICA SECURITIES - ANALYST

Last quarter, you were pretty excited about making some significant hires in the state and local market. Did you make those hires?


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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

I am glad you brought that up, because I didn't talk about that. Last year we focused on getting our marketing team together, getting them working together and building an international marketing capability. And I think we did that. We also built, I think, a good capability in now starting to focus on DoD. I think we have some more work to do in DHS, although Admiral Loy is a tremendous asset to us there. So we did that.

This year we're going to focus on building a capability, a seamless end-to-end, go to one customer with one story solution in the state and local market. And in that connection, you recall we bought CommetiX last year. They had a good state and local business in local criminal, law-enforcement, and jail management, and they had an enrollment business in Canada and to a certain extent, the United States. We're going to split CommetiX up and put the state and local business under Identix, where really our focal point in state and local is.

We are also looking to hire a very capable state and local individual for our Washington office, who is going to be kind of the corporate asset. Haven't done that yet, but we have two or three candidates identified and we're hoping to bring somebody in the not-to-distant future. So, we think we're going to make progress. We are going to have a great year in state and local. We're going to get our act together and I think adding Bioscrypt is going to be another good addition for us in the state and local market.

We are also, I think, going to have a good year in starting to market a piece of software that was developed to SecuriMetrics in biometric jail management systems. We're going to combine that with the CommetiX capability and we think we're going to start gaining some traction in the jail management market. So state and local is going to be our focus for next year.

--------------------------------------------------------------------------------
GREG WOWKUN  - BANK OF AMERICA SECURITIES - ANALYST

Great, thank you. Just as quick follow-up, did you also mention what the HIIDE shipment units were in the quarter?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Very little. In this past quarter, I think we shipped -- in the fourth quarter -- 1200.

--------------------------------------------------------------------------------
GREG WOWKUN  - BANK OF AMERICA SECURITIES - ANALYST

Okay, great. Thanks.

--------------------------------------------------------------------------------
OPERATOR

Keith LaRose, Bradley, Foster Sargent.

--------------------------------------------------------------------------------
KEITH LAROSE  - BRADLEY, FOSTER & SARGENT - ANALYST

Great year, Bob. Are we not at a price here with the stock that buybacks should dominate uses of free cash flow above debt paydown, especially given the difficult debt markets?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Well, that is something that we look at. I, frankly, have never been a big fan of buybacks. If I had my druthers, when we put the Company together, unfortunately all of the key players in the space had a lot of stock outstanding, high market caps. I mean, I'd love for this company to have 40 to 50 million shares outstanding. Our stock would be $30. If we looked at reloading the balance sheet, you'd look at maybe two million shares secondary, three million shares secondary, bring in $100 million, but we don't have the luxury of doing that. And share buybacks, really, at this point, we would have to buyback a ton of stock in order to put a dent in the amount outstanding shares. So frankly at this point, I would look to redeploy those assets in acquisitions and build toward our strategy of building a $1 billion company in the not-to-distant future. Then we will take a look at the capital structure.


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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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--------------------------------------------------------------------------------
KEITH LAROSE  - BRADLEY, FOSTER & SARGENT - ANALYST

Can you comment that the currency value of the stock has declined substantially and in light of that, can you talk about your appetite to finance a large game-changing acquisition utilizing stock versus debt?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

I would look, certainly, to finance a much higher percentage of that with debt/cash than I would, let's say, a month, month and a half ago. But, you know, we're going to look at things and see how they pan out.

Again, the fundamentals here are very strong. Anybody that looks at this company from an EPS point of view, again, should not be one of our shareholders. This company should be measured on free cash flow and growth and not what EPS is. In this environment, and I think we are all smart enough to know that recent changes, post Enron and WorldCom and all of those, have made it very, very difficult for growth companies to report EPS. I mean, when you look at what's going on with 123, amortization of intangible assets, they are going to give us another present soon where we're going to have to expense all costs associated with acquisitions. You know, it is not an environment United States that I think is conducive to reporting EPS for a growth company. 123, our non-cash stock option expense is going to be like $15 million next year. Three years ago, that wasn't even on the P&L statement. So cash flow is really the key and we think with $60 million next year, we are a very healthy business that is growing very nicely.

--------------------------------------------------------------------------------
KEITH LAROSE  - BRADLEY, FOSTER & SARGENT - ANALYST

We are a partner up here with you. We're not - we hear you on getting rid of the gamblers. I think they are worthless.

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

We welcome them all to exit today. I think that will create some good opportunities for us.

--------------------------------------------------------------------------------
KEITH LAROSE  - BRADLEY, FOSTER & SARGENT - ANALYST

I think everybody has had about enough of the gamblers.

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

I'm done with them, done with them.

--------------------------------------------------------------------------------
KEITH LAROSE  - BRADLEY, FOSTER & SARGENT - ANALYST

Last comment, if I could, you've often talked about a plan A/plan B, plan B being really a put option on the sale of the Company versus what looks to be a very attractive long-term growth plan and program. And I would surmise that the plan B actually is at a price above the current market price. Can you make a comment on that, Bob?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Well, you know, people are invested and we meet a lot of people. And I think everybody should have a plan B. If we get -- and I should say when we get to a $1 billion run rate coming out of 2010 and when we have an EBITDA run rate of $130 million, $140 million, if we don't have a market cap of $2.5 billion to $3 billion, then I think it is up to us to look to maximize shareholder value. And not only is there a plan B, but there's a plan C.

So we're not in this for fun. We're in this to create shareholder value and to build a great company. We would hope to have good shareholders with us along that ride. And again, we would like to be measured by that plan. You know, people say oh, this is another Bob LaPenta; he did $115 million in sales instead of $120 million. Well, too bad is what I say.


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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
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When I was in the aerospace and defense business, 95% of my sales and profit came out of backlog in any given quarter, and 85% to 90% of it came on programs with five or six-year tails. That is not the business we are in here. We are in a business that is growing at 25%, 30% a year. We're putting together a great company. And we're not General Electric, we're not L-3, we're not Lockheed Martin. We shouldn't be judged that way. One day the analysts I think are going to get that message.

--------------------------------------------------------------------------------
KEITH LAROSE  - BRADLEY, FOSTER & SARGENT - ANALYST

I wouldn't bet on that too much, given -- but anyway, thank you, gentlemen. Great year, look forward to '08.

--------------------------------------------------------------------------------
OPERATOR

Tim Quillin, Stephens, Corp.

--------------------------------------------------------------------------------
TIM QUILLIN  - STEPHENS INC. - ANALYST

Good morning. A couple of quick questions and I will step back in the queue, but in terms of your backlog there was a pretty big sequential increase. Did you put all of the $50 million on that BPA into backlog?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

No, none of it is in there.

--------------------------------------------------------------------------------
TIM QUILLIN  - STEPHENS INC. - ANALYST

Okay, so what drove the sequential increase?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

I think it was pretty much across the board. You know, some of it obviously was driven by the win at SpecTal. But the increase I think is just pretty much across the board, and it reflects basically one-year funding on most of the programs we are currently working on.

--------------------------------------------------------------------------------
TIM QUILLIN  - STEPHENS INC. - ANALYST

How big was SpecTal's win? How much went into backlog?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

I think we only put about $30 million in backlog for that program, and we would expect that to be a very large program over the next three to four years.

--------------------------------------------------------------------------------
TIM QUILLIN  - STEPHENS INC. - ANALYST

Okay, and my second question relates to HIIDE and PIERs, your outlook for '08 versus '07. First the Middle East customer, how big is that in terms of potential revenue and can you get back to $40 million in the HIIDES PIERs, including the federal funding or even higher? What is the outlook there?


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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

I mean, if you look at next year's forecast, I will address that specifically, but broaden it a little bit. Our forecast is about $550 million on average and if you look at -- I went through some of the divisions here and with a 95% probability Viisage is going to do over 100 with a 95% plus probability SpecTal is going to do over 100 with a 95% probability and IBT is going to do over $75. When you get to SecuriMetrics and Identix, those two have a degree of book and ship. So Identix, right now, we have about $200 million of opportunities and I think what we've done is discounted by about 80%. So we're saying that we've got to book and ship about $30 to $40 million at Identix in order to hit that $95 million number.

So if you did an upside-downside, we would say the bottom end Identix would be in the $75 to $80 million area if we didn't win another program. Again, I would think with $200 million of bids outstanding, they should win something, otherwise the whole marketing group is going to get fired. So, that's the leveler of the movement, if you will.

SecuriMetrics, I do not want to talk specifically about that customer, because it's at a level where, hopefully, we're going to get a signature and we're going to start moving forward. But it is important for us to open up a whole new market in that area of the world. We're going to open up on office. We're going to put marketing people there. We're going to put engineers there. It is going to be a marquee program.

But again, going back to SecuriMetrics, they have an $8 million backlog of R&D. There's no other company that is trying to produce a trimodal product that has that kind of ability in putting together next generation products. So we think we're two to three years ahead of any potential competitor. If you look at the potential, again, there's $34 million in the DoD budget. We are working on expansion modules. We are working on programs called day worker, guest worker programs. We're looking at putting systems in BAT or BISA units. We're looking to, again, increase the amount of IP revenue they get and there are some substantial opportunities there. I mentioned LG. I think that's going to be a very good opportunity for us next year.

So again, the government -- the customer loves the HIIDE product, I've got to tell you, everything you read, everyone you talk to. And if you read kind of a directional memo the came out of the TSWG, which is the technical support working group, you will see a very exciting baseline program, where they are looking to integrate HIIDE into all of these major applications and integrate it with all of the various databases. So that not only is a great advertisement for SecuriMetrics, but it's going to increase the distribution of and sale of their products and it's going to try to create a good opportunity for Identix. We're going to modify ABIS to integrate all of the various government accumulation networks, if you will, into one integrated system.

--------------------------------------------------------------------------------
TIM QUILLIN  - STEPHENS INC. - ANALYST

Thank you.

--------------------------------------------------------------------------------
OPERATOR

Peter Barry, Bear Stearns.

--------------------------------------------------------------------------------
PETER BARRY  - BEAR, STEARNS & CO. - ANALYST

Bob, I was wondering if, given Lockheed Martin's NGI win and assuming that the next step is something that resembles a biometrics bake-off, if you could give us some thoughts as to what the milestones are we should look for between now and then and what you think the timing of all of this might be?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Well, I think it's Jeremy, right, that has an unusual insight into these things? He could probably tell you that better than I can, frankly, at this point. But I tell you, we think Lockheed is going to work with the customer and they are going to pick the best of breed for these solutions. We think we are the best of breed. What the timeline is for that or when they are actually going to make a selection in the biometric space I really don't know. I am looking forward to getting together with Judy Marks, talking to Bob Stevens on this program. And because we think together, we could put together just a solution that would be unmatched.


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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
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--------------------------------------------------------------------------------
PETER BARRY  - BEAR, STEARNS & CO. - ANALYST

Is that a 2008 event in any event?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

I think late 2008, but there's going to be a lot of work between now and then, because it is, frankly, one of the key capabilities, aside from AFIS, in that program, in that system.

--------------------------------------------------------------------------------
PETER BARRY  - BEAR, STEARNS & CO. - ANALYST

Multimodal would seem to give you a leg up in that regard, would it not?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Well, as we indicated in our press release, we think our iris, which has outperformed all other competition by 50 to 1, certainly is the best technology in this space. We think in facial, where we were at least equivalent to another party, but had we incorporated our latest algorithms, there's no question we would have been number one there and in ABIS, we really, right now, are the DoD's de facto standard for our multimodal AFIS/ABIS capability.

--------------------------------------------------------------------------------
PETER BARRY  - BEAR, STEARNS & CO. - ANALYST

My second one is to the degree you can, could you add color to the LG accord and what the nature of your future partnership might look like?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

I really -- it is at a very sensitive time and I can only tell you that I am probably more encouraged today than I have been since buying Iridian.

--------------------------------------------------------------------------------
PETER BARRY  - BEAR, STEARNS & CO. - ANALYST

If I might sneak a last one in this last minute here, back to your acquisition pipeline, would it overstate the case to theorize your speaking of a merger of equals? Second part of that, would it likely, whatever it is, be accretive or dilutive and does it take you into a new space or simply deepens where you are now?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Very synergistic and accretive, and we would be the surviving party.

--------------------------------------------------------------------------------
PETER BARRY  - BEAR, STEARNS & CO. - ANALYST

In a space you already occupy?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

I really don't even want to talk about that.

--------------------------------------------------------------------------------
PETER BARRY  - BEAR, STEARNS & CO. - ANALYST

That's all for me, thank you.


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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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--------------------------------------------------------------------------------
OPERATOR

Jeremy Grant, Stanford Group.

--------------------------------------------------------------------------------
JEREMY GRANT  - STANFORD GROUP COMPANY - ANALYST

I think that was a compliment, Bob, so thank you. A couple questions. One, I wanted to dig in a little bit to the HIIDE. I know you talked about the '08 budget outlook both on the R&D site as well as procurement. '09 budgets just came out in Washington. DoD is still letting some of the information trickle out, particularly around supplemental funding on the war request, which is where I know a lot of the HIIDE funding is coming from. Any idea as to what the budgets are going to look for in fiscal year '09?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

I could tell you and -- with eight to $9 million of government funding, they are not spending that money to develop next generation and Super HIIDEs for nothing. I don't want to speculate what their game plan is or what they hope to do. But I could tell you there is talk. You know, when we -- Super HIIDE will be a PDA-type device with incredible capabilities. Liquid lens, mesh network, GPS capability, it's going to be integrated into all of the biometrics system networks. I mean, you can go from anywhere from these are going to lower-priced units, we think, so you may sell more units at roughly equivalent revenue. Two, these can become something like standard issue, where you're talking about 18, 20, 25,000 units. I don't even want to go there. I don't want to speculate. As I indicated, SecuriMetrics is one of our lumpy businesses. We're looking to broaden our customer base. We're looking to increase the amount of software in IP to take some lumpiness out of their business and give us some more visibility going forward. I just don't have that right now.

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JEREMY GRANT  - STANFORD GROUP COMPANY - ANALYST

All right, thanks. As a follow-up, more of housekeeping question, is there a breakout of products and services? I know you guys gave, from the previous quarters, some results division by division, but didn't get into what the IBT or the Identix revenues were. I wanted to know if you could shed a little more light on those.

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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Well, I thought I said -- you mean in the quarter?

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JEREMY GRANT  - STANFORD GROUP COMPANY - ANALYST

In the quarter, yes.

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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

In the quarter, IBT revenue in the quarter was, like, $15, $16 million. Identix was, like, 17ish. Again, if had Panama come in, it would've been closer to 20.

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JEREMY GRANT  - STANFORD GROUP COMPANY - ANALYST

You said SecuriMetrics was around 16, despite only around 1200 HIIDEs shipping, so that means that was some other devices going?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Yes.


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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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JEREMY GRANT  - STANFORD GROUP COMPANY - ANALYST

Great, I appreciate it. Thanks.

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OPERATOR

Matthew McKay, Jefferies & Co.

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MATTHEW MCKAY  - JEFFERIES & CO. - ANALYST

Thank you for taking my question. Back in October, you made the comment on the last conference call that in the fourth quarter, about 90% of revenue, the guidance in revenue was coming from backlog, which implies about 113, $114 million of revenue that you thought would just come out of backlog. The question really is what -- did just the book and ship business not produce anything or did some of that backlog prove to be a little bit squishier than you might have thought?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Well, I think -- I'm not sure what the date was that we talked about that number, but if you look at the miss in revenue, there was about -- we built about -- or have all of the parts where we can finish a build on HIIDE. We built about 1000 and have them in inventory right now in anticipation of some order. We expected some of that to happen in the fourth quarter, so the two items were HIIDE, about five or $6 million, and Panama, three to $4 million. So we could have come in around $125 million in revenue and again, Panama came in and we slipped the high order out of the first quarter trying to be a little more conservative. There was nothing wrong with the backlog.

--------------------------------------------------------------------------------
MATTHEW MCKAY  - JEFFERIES & CO. - ANALYST

Yes, also you made the comment -- this was the last conference call in the quarter, in October -- you said you had 1400 HIIDE devices in backlog. You said -- and you also expected that number to increase shortly at that time. Then you also said that you shipped 1200 HIIDE devices in -- during the fourth quarter. So --

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

That's right. So we got up to 2500 plus HIIDE devices and there's probably right now about 1100 in inventory.

--------------------------------------------------------------------------------
MATTHEW MCKAY  - JEFFERIES & CO. - ANALYST

Okay, that helps. Thanks a lot, guys.

--------------------------------------------------------------------------------
OPERATOR

Brian Ruttenbur, Morgan Keegan.

--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & COMPANY - ANALYST

Can you talk about, number one, the share count going forward, what we should be modeling?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Yes, 73 million shares is a good number. As I indicated --


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                                                               FINAL TRANSCRIPT
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FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & COMPANY - ANALYST

That is a fully diluted number, right?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Yes.

--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & COMPANY - ANALYST

Okay, and that -- Bioscrypt is going to add how many to that?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Bioscrypt would add about 2.6 million shares.

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

For those that aren't -- the maximum -- regardless of our share price, the maximum shares to be issued in connection with Bioscrypt is 2.6, so right now, that represents about a $33 million purchase price. We're looking forward to making that a very good investment for the current Bioscrypt shareholders.

--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & COMPANY - ANALYST

Now when does that close?

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Hopefully the end of February.

--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & COMPANY - ANALYST

Then last question, then, the FBI system, what is your potential take if you get a piece of that, with the size and when?

--------------------------------------------------------------------------------
JIM DEPALMA  - L-1 IDENTITY SOLUTIONS - EVP, CFO

I don't want to comment on that for competitive reasons. It would be, needless to say, a very nice win for us.

--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & COMPANY - ANALYST

Thank you.

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Before we -- is Joel Fishbein out there? He always is mad at me after the call because we didn't give him an opportunity to ask a question. Okay, Joel, if you are there or not there, don't be mad at me, okay. Is that it?


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
                                                               FINAL TRANSCRIPT
--------------------------------------------------------------------------------
FEB. 13. 2008 / 11:00AM ET, ID - Q4 2007 L-1 IDENTITY SOLUTIONS, INC. EARNINGS CONFERENCE CALL
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--------------------------------------------------------------------------------
OPERATOR

Yes, I will now turn the floor back over to Mr. LaPenta for closing remarks.

--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS - CHAIRMAN, PRESIDENT, CEO

Okay, thanks again for participating in the call. We are encouraged and feel good about '08 and building the great Company going forward. Thanks so much.

--------------------------------------------------------------------------------
OPERATOR

Thank you. This concludes today's L-1 Identity Solutions fourth-quarter and full year 2007 results conference call. You may now disconnect and have a wonderful day.






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